Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Strategic Storage Trust VI, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) hereby certifies, to his knowledge, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2026	By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer and President
(Principal Executive Officer)